UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 4, 2006, we issued a press release announcing our exit from the Telecom Decisioning Services (TDS) business. Our board of directors committed to this decision on October 4, 2006, and the process is expected to be completed by the end of the second quarter of 2007. The decision was based upon the outcome of negotiations with Sprint Nextel, which advised us that it would not be a significant customer after October 2006. The Sprint Nextel business is expected to rapidly wind down prior to the expiration of the Sprint contract on December 31, 2006.

Based on preliminary information and assessments, we currently expect that we will incur pre-tax restructuring and asset impairment charges in the range of $6.5 million to $13.0 million from the third quarter 2006 through the second quarter of 2007 with respect to our exit from the TDS business. These charges are expected to consist of:
• approximately $2.0 to $4.0 million of severance charges with respect to terminated employees;
• approximately $1.0 to $2.5 million of facilities exit charges, comprised of the net present value of the lease payment obligations for the remaining term of our leases in Burlington, Lynn, and Waltham, Massachusetts, net of any estimated sublease income;
• approximately $3.0 to $5.0 million of charges related to tenant improvements and other abandoned assets; and
• approximately $500,000 to $1.5 million of other charges related to the closing of the TDS business.

The severance, facilities exit and other charges related to the closing are estimated to result in future cash expenditures by us of approximately $3.5 to $8.0 million. The impairment charges related to tenant improvements and other abandoned assets are not expected to result in future cash expenditures by us.

A copy of the press release entitled "Lightbridge Announces Exit From Telecom Decisioning Services Business" is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.06 Material Impairments.

See the discussion in Item 2.05 above regarding information with respect to the impairment of tenant improvements and other abandoned assets at our Burlington, Lynn, and Waltham, Massachusetts facilities, estimated to be incurred in connection with our exit from the TDS business. That discussion is incorporated by this reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

October 10, 2006	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled "Lightbridge Announces Exit From Telecom Decisioning Services Business"